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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-91954, No. 333-50011, No. 333-92557, No. 333-93237 and No. 333-91144) and Form S-3 (No. 333-59847 and No. 333-77721) of Blyth, Inc. of our report dated March 17, 2003, except for Note 17, as to which the date is April 1, 2003, relating to the financial statements, which appears in the 2003 Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 17, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
May 1, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS